UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2020

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	26-3062752
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

170 Pater House, Psaila Street

Birkirkara, Malta, BKR 9077

(Address of principal executive offices)

356 2757 7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On February 20, 2020, Christopher Malone resigned from his positions as Chief Financial Officer and member of the board of directors (the “Board”) of Esports Entertainment Group, Inc. (the “Company”), effective immediately (the “CFO Resignation”). Mr. Malone did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Malone will remain with the Company in his new capacity as Vice President of Finance.

In connection with his resignation, the Company and Mr. Malone agreed to amend Mr. Malone’s employment agreement (the “Amended Malone Agreement”), primarily to clarify Mr. Malone’s new role as the Vice President of Finance of the Company, effective immediately. No other material terms of Mr. Malone’s original employment agreement have changed.

Appointment of Interim Chief Financial Officer

On February 20, 2020, in connection with the CFO Resignation, the Board appointed Mr. James S. Cardwell as the Company’s part-time Interim Chief Financial Officer (the “CFO Appointment”).

Mr. Cardwell has more than 35 years of experience in, among other things, U.S. Securities and Exchange Commission (“SEC”) reporting and compliance, financial reporting and tax research and compliance. Since July 2015, Mr. Cardwell has served as Chief Operating Officer and Senior Associate of The CFO Squad LLC, a company which provides chief financial officer support services including, but not limited to, pre-audit services, SEC and tax compliance and financial reporting services to both international and domestic private and public companies. From January 2018 until May 2018, Mr. Cardwell served as interim Chief Financial Officer of VerifyMe, Inc. Mr. Cardwell graduated from Illinois State University with a bachelor of science degree in accounting. Upon graduation, Mr. Cardwell began his career at Arthur Andersen & Co and served as Senior Tax Consultant. For over 30 years, Mr. Cardwell served in various capacities for public and private companies in the entertainment industry including serving as the Chief Financial Officer of S2BN Entertainment, Inc.; the Deputy Director of the National Jazz Museum in Harlem, New York; the Chief Financial Officer of Sibling Entertainment, Inc.; the Chief Executive Officer and director of Good Galaxy Entertainment, Inc.; the Associate Producer of Nunsense Theatrical Company LP and the founder and President of Cardwell Productions. Mr. Cardwell is a certified public accountant in the State of New York.

Family Relationships

There is no arrangement or understanding between Mr. Cardwell and any other persons pursuant to which Mr. Cardwell was selected as CFO. There are no family relationships between Mr. Cardwell and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”).

Related Party Transactions

Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Cardwell had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Compensatory Arrangements

On February 22, 2020, in connection with Mr. Cardwell’s appointment as the Company’s Interim Chief Financial Officer, Mr. Cardwell entered into a consulting agreement (the “Cardwell Consulting Agreement”) with the Company. Pursuant to the terms of the Cardwell Consulting Agreement, Mr. Cardwell will perform all duties typically required of a Chief Financial Officer for up to seven (7) hours per month. As compensation for his services, the Company shall pay Mr. Cardwell a minimum of One Thousand Seven Hundred Fifty Dollars ($1,750) per month. The Cardwell Consulting Agreement is for a term of one year. Either party may terminate the agreement upon thirty (30) day written notice.

The foregoing description of the Cardwell Consulting Agreement does not purport to be complete and is qualified in its entirety by its full text which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated February 22, 2020, by and between Esports Entertainment Group, Inc. and James S. Cardwell
10.2	First Amendment to Employment Agreement, dated February 21, 2020, by and between Esports Entertainment Group, Inc. and Christopher Malone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: February 24, 2020	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer

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